UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

APPLE REIT TEN, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (the “Company”) is filing this report in accordance with Item 5.07 of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2015, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders considered: 1) the election of the five director nominees named in the proxy statement; 2) an advisory resolution to approve the allocated compensation paid to the Company’s named executive officers; and 3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. The Company’s shareholders voted as follows on these matters:

1.	The Company’s shareholders elected the director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
David J. Adams	16,702,536	620,579	73,255,277
Kent W. Colton	16,606,597	716,518	73,255,277
R. Garnett Hall, Jr.	16,605,206	717,909	73,255,277
Anthony F. Keating, III	16,651,027	672,088	73,255,277
Glade M. Knight	16,632,496	690,619	73,255,277

2.	The Company’s shareholders voted on the advisory resolution to approve the allocated compensation paid to the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
14,141,706	2,340,294	841,115	73,255,277

3.
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
89,745,485	394,018	438,889	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight Chief Executive Officer

May 19, 2015